Loan Extension Agreement

      This Loan Extension Agreement (Agreement) is entered into this 15th day of February 2001, by and between eBanker USA.com, Inc., a Colorado Corporation (eBanker), SkyHub ASIA HOLDINGS LTD, a Hong Kong Corporation (SkyHub), and eVision USA.Com, Inc., a Colorado Corporation (eVision).

Recitals

Whereas SkyHub Far East, Inc. ("SkyHub Far East") and eVision entered into an Amended and Restated Agreement Letter, dated January 24, 2000 (January 24, 2000 Agreement); and

Whereas, pursuant to the January 24, 2000 Agreement, eVision arranged a loan by eBanker to SkyHub Far East in the amount of $1,000,000 (one million dollars), payable in full on February 17, 2001;

Whereas SkyHub Far East, Inc., eVision, and Skyhub Asia Holdings Ltd. (and as amended by the October 19, 2000 agreement) later amended the January 24, 2000 Agreement, on October 19, 2000 (October 19, 2000 Agreement), which assigned SkyHub Far East’s interest to SkyHub Asia Holdings Ltd.;

For valuable consideration, which is hereby acknowledged, the parties agree and covenant as follows:

1. eBanker agrees to extend the repayment date of the promissory note owed by SkyHub under the February 17, 2000 loan plus accrued interest for an additional 1 year. All other terms of the February 17, 2000 promissory note remain the same including continued rate of interest of 12%.

2. As consideration for the extension, eVision agrees to transfer 5% (five percent) of the total outstanding shares of SkyHub from its existing ownership of SkyHub to eBanker.

3. As consideration for the transfer of ownership eVision acknowledges its benefit from the extension of the loan due to its obligation under the January 24, 2000 Agreement (and as amended by the October 19, 2000 Agreement) between SkyHub Far East, Inc. (later assigned to Skyhub Asia Holdings Ltd.) and eVision.

4. All other terms of the January 24, 2000 Agreement and October 19, 2000 Agreement remain unaffected by this extension.

EVISION USA.COM, INC.                                                                                 SKYHUB ASIA HOLDINGS LTD.

By: /s/Tony T. W. Chan                                                                                       By: /s/ Edward Chan

EBANKER USA.COM, INC.

By: /s/ Robert H. Trapp